Exhibit 4(b)


                            SECURITIES RESOLUTION NO.
                                       OF
                             WESTERN RESOURCES, INC.

     I, _____________, Corporate Secretary of Western Resources, Inc. (the "Company"), do hereby certify that the attached is a true and correct copy of Securities Resolution No. ______ duly adopted by the authorized officers of the Company pursuant to authorization delegated to them by the Board of Directors of the Company at a meeting called and held on ___________; and I do further certify that said resolution has not been rescinded and remains in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal to WESTERN RESOURCES, INC. this ______ day __________ of ______________.



                                    By:_____________________________________

                                       Secretary


[CORPORATE SEAL]

                               % Senior Notes Due

                            SECURITIES RESOLUTION NO.
                                       OF
                             WESTERN RESOURCES, INC.

     The actions described below are taken by the duly authorized officers of WESTERN RESOURCES, INC. (the "Company"), pursuant to delegation, in accordance with resolutions adopted by the Board of Directors of the Company on , and
Section 2.01 of the Indenture dated __________, ____ (the "Indenture") between the Company and Bankers Trust Company, as Trustee. Terms used herein and not defined have the same meaning given such terms in the Indenture.

     RESOLVED, that a new series of Securities is authorized as follows:

          1. The title of the series is _____% Senior Notes Due ___________ (the "Notes").

          2. The form of the Notes shall be substantially in form of Annex 1 hereto.

          3. The Notes shall have the terms set forth in Annex 1.

          This Securities Resolution shall be effective as of ____________.


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                                         Title:


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